Exhibit 23.3

Consent of Netherland, Sewell & Associates, Inc.
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Noble Energy, Inc. of our report dated January 25, 2013 which report appears in the December 31, 2012 annual report on Form 10-K of Noble Energy, Inc., and to the reference to our firm under the heading “Experts” in this Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ Danny D. Simmons, P.E.
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
February 7, 2013